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                                                                    Exhibit 3.24

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                      JEAN COUTU GROUP HOLDINGS (USA), LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

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                                TABLE OF CONTENTS

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                                                                            PAGE
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ARTICLE I      DEFINITIONS                                                    1

          Section 1.1    Certain Definitions                                  1

ARTICLE II     NAME, OFFICE AND FORMATION OF THE COMPANY                      3

          Section 2.1    Name                                                 3

          Section 2.2    Registered Office and Agent                          3

          Section 2.3    Principal Place of Business                          3

          Section 2.4    Purpose and Powers                                   3

          Section 2.5    Term                                                 3

          Section 2.6    Certificate of Formation                             4

ARTICLE III    MEMBERS                                                        4

          Section 3.1    Membership                                           4

          Section 3.2    Annual, Regular and Special Meetings of the Members  4

          Section 3.3    Notice for Meeting of Members                        4

          Section 3.4    Waiver of Notice                                     4

          Section 3.5    Membership Quorum and Voting                         4

          Section 3.6    Action Without a Meeting                             4

          Section 3.7    Limited Liability of Members                         5

ARTICLE IV     CAPITALIZATION                                                 5

          Section 4.1    Capital Contributions                                5

          Section 4.2    Capital Accounts                                     5

          Section 4.3    Return of Capital and Waiver of Partition            5

          Section 4.4    Third Party Loans                                    5

          Section 4.5    Member Loans                                         6

ARTICLE V      ALLOCATIONS AND DISTRIBUTIONS                                  6

          Section 5.1    Allocation of Net Profits and Net Losses             6

          Section 5.2    Distributions                                        6

ARTICLE VI     MANAGEMENT                                                     6

          Section 6.1    Board of Managers                                    6

          Section 6.2    Powers of Board of Managers                          7

          Section 6.3    Election and Term of Managers                        7

          Section 6.4    Annual, Regular and Special Meetings of Managers     7
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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                                                                            PAGE
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          Section 6.5    Notice for Meeting of Managers                       8

          Section 6.6    Waiver of Notice                                     8

          Section 6.7    Board of Managers Quorum and Voting                  8

          Section 6.8    Action Without a Meeting                             8

          Section 6.9    Resignation of Managers                              8

          Section 6.10   Vacancies                                            8

          Section 6.11   Removal                                              9

          Section 6.12   Compensation                                         9

          Section 6.13   Officers                                             9

ARTICLE VII    LIMITATION ON LIABILITY                                        9

ARTICLE VIII   ADMINISTRATIVE MATTERS                                         9

          Section 8.1    Books of Account                                     9

          Section 8.2    Reports                                              9

          Section 8.3    Tax Matters Handled By the Members                   9

          Section 8.4    Fiscal Year                                         10

ARTICLE IX     TRANSFER OF MEMBERSHIP INTEREST BY MEMBERS                    10

          Section 9.1    Transfer of Membership Interest                     10

ARTICLE X      INDEMNIFICATION                                               10

          Section 10.1   Indemnification By Company                          10

          Section 10.2   Right Not Exclusive                                 10

          Section 10.3   Insurance                                           10

          Section 10.4   Amendment                                           10

ARTICLE XI     DISSOLUTION                                                   11

          Section 11.1   Events of Dissolution                               11

          Section 11.2   Winding Up                                          11

          Section 11.3   Notice of Dissolution                               11

ARTICLE XII    SALE OF ASSETS                                                11

ARTICLE XIII   MISCELLANEOUS                                                 12

          Section 13.1   Amendment                                           12

          Section 13.2   Waiver                                              12

          Section 13.3   Notices                                             12
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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                                                                            PAGE
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          Section 13.4   Binding Agreement                                   12

          Section 13.5   Governing Law                                       12

          Section 13.6   Severability                                        12

          Section 13.7   Counterparts                                        13

          Section 13.8   Entire Agreement                                    13

          Section 13.9   Headings                                            13
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                               OPERATING AGREEMENT

                                       OF

                      JEAN COUTU GROUP HOLDINGS (USA), LLC

                      a Delaware limited liability company

     THIS LIMITED LIABILITY COMPANY AGREEMENT (this "AGREEMENT") of Jean Coutu Group Holdings (USA), LLC, a Delaware limited liability company (the "COMPANY"), is made effective as of the ___ th day of July, 2004, as amended from time to time, by and among the Persons set forth on the signature page hereof.

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.1 CERTAIN DEFINITIONS. As used in this Agreement:

     "ACT" shall mean the Delaware Limited Liability Company Act, Del. Code Ann. tit. 6 Section 18-101 et seq., as now in effect or hereafter amended.

     "AFFILIATE" shall mean any Person (other than an individual) that directly or through one or more intermediaries controls, is controlled by or is under common control with another Person and includes the power to direct or cause the direction of the management and policies of a Person. With respect to an individual, "AFFILIATE" means members of such individual's immediate family and any trust all the beneficiaries of which are either such individual or members of such individual's immediate family.

     "AGREEMENT" shall mean this Limited Liability Company Agreement of 395 Harding Street, LLC, a Delaware limited liability company.

     "ANNUAL MEMBER'S MEETING" shall have the meaning set forth in Section 3.2.

     "AVAILABLE CASH" means the gross cash proceeds from Company operations (including from sales, financings and refinancings of Company property) less the portion thereof used or to be used to pay or provide for the payment of Company expenses, debts (including debts to the Members), replacements and contingencies, all as determined in accordance with this Agreement.

     "BOARD OF MANAGERS" shall have the meaning set forth in Section 6.1.

     "CAPITAL ACCOUNT" shall have the meaning set forth in Section 4.2(a).

     "CARRYING VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes except as follows:

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          (i)    the initial Carrying Value of any asset contributed (or deemed contributed) to the Company shall be such asset's gross fair market value at the time of such contribution;

          (ii) the Carrying Values of all Company assets shall be adjusted to equal their respective gross fair market values in accordance with, and as permitted by, Section 1.704-l(b)(2)(iv)(f) of the Regulations;

          (iii) if the Carrying Value of an asset has been determined pursuant to clause (i) or (ii) above, such Carrying Value shall thereafter be adjusted in the same manner, as would the asset's adjusted basis for federal income tax purposes.

     "CERTIFICATE OF FORMATION" shall mean the Certificate of Formation of the Company filed with the Secretary of State of Delaware on March 5, 2003.

     "CERTIFICATE OF MEMBERSHIP INTERESTS" shall have the meaning set forth in
Section 3.1.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPANY" means Jean Coutu Group Holdings (USA), LLC, a Delaware limited liability company.

     "EVENT OF DISSOLUTION" shall have the meaning set forth in Section 11.1.

     "MEMBERSHIP INTEREST" shall have the meaning set forth in Section 9.1.

     "MANAGER" shall have the meaning set forth in Section 6.1.

     "NET PROFITS" and "NET LOSSES" shall mean the taxable income or loss, as the case may be, for a period (or from a transaction) as determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to
Section 703(a)(l) of the Code shall be included in taxable income or loss) computed with the following adjustments:

          (iv) items of gain, loss, and deduction shall be computed based upon the Carrying Values of the Company's assets rather than upon the assets' adjusted bases for federal income tax purposes;

          (v) the amount of any adjustments to the Carrying Values of any assets of the Company pursuant to Code Section 743 shall not be taken into account; and

          (vi) any expenditure of the Company described in Section 705(a)(2)(B) of the Code (including any expenditures treated as being so described pursuant to Treasury Regulations under Section 704(b) of the
     Code) shall be treated as a deductible expense.

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"PERSON" shall mean any natural person, company, government, political subdivision, agency, instrumentality of a government, body corporate, association, partnership, limited liability company, firm, joint venture, trust or other entity recognized at law. When two or more "PERSONS" act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of an issuer, such syndicate or group shall be deemed a "PERSON" for purposes of this definition.

     "REGULATIONS" means the Treasury Regulations promulgated under the Code, as from time-to-time are in effect.

     "MEMBERS" shall mean the Persons listed on SCHEDULE A hereto, as amended from time-to-time, granted a Membership Interest in the Company upon such terms and conditions as provided in this Agreement and under the Act.

     "TRANSFER" shall mean: (a) any sale, assignment or transfer of any Membership Interest, or any economic or voting rights associated with any Membership Interest; (b) any sale, assignment or transfer of an economic interest and/or a voting interest in an entity that, directly or indirectly, holds any Membership Interest; (c) any sale, assignment or transfer of any securities convertible into or exchangeable for any Membership Interest; (d) any other direct or indirect, voluntary or involuntary, sale, assignment or transfer of a Membership Interest or any interest therein.

                                   ARTICLE II
                    NAME, OFFICE AND FORMATION OF THE COMPANY

SECTION 2.1    NAME. The name of the Company shall be Jean Coutu Group Holdings
(USA), LLC.

SECTION 2.2 REGISTERED OFFICE AND AGENT. The registered office and agent of the Company are as set forth in the Certificate of Formation, as it may be amended from time to time.

SECTION 2.3 PRINCIPAL PLACE OF BUSINESS. The Company's principal place of business, and the place where its books and records shall be kept, shall be 50 Service Avenue, Warwick, RI 02886 or such other place as may from time-to-time be determined by the Members. The records of the Company will be available for inspection and copying by the Members at such office to the extent required under the Act during regular business hours.

SECTION 2.4 PURPOSE AND POWERS. The purpose of the Company is to hold a beneficial interest in JCG Holdings (USA), Inc. and, in general, to have and exercise all powers and privileges now or hereinafter granted to a limited liability company under the provisions of the Act.

SECTION 2.5 TERM. The term of the Company shall commence as of the date the Certificate of Formation is duly filed, and shall continue until the Company is dissolved in accordance with this Agreement or pursuant to the Act.

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SECTION 2.6    CERTIFICATE OF FORMATION. The Certificate of Formation was
previously filed with the Secretary of State of Delaware, and agrees to, from time-to-time, take such actions (including publication or periodic filings of any certificate) as may be necessary for the formation or continuation of the Company as a limited liability company under the provisions of the Act and the terms of this Agreement.

                                   ARTICLE III
                                     MEMBERS

SECTION 3.1 CERTIFICATION OF MEMBERSHIP INTERESTS. The Company may issue to each Member a certificate evidencing the Member's Membership Interests ("CERTIFICATE OF MEMBERSHIP INTERESTS").

SECTION 3.2 ANNUAL, REGULAR AND SPECIAL MEETINGS OF THE MEMBERS. The annual meeting of the Members shall be held on such date and at such place and time as the Members may designate (the "ANNUAL MEMBER'S MEETING"). If the Annual Member's Meeting is for any reason not held on the date determined in accordance with this Section, a special meeting in lieu of the Annual Member's Meeting may be held with the full force and effect of such Annual Member's Meeting.

SECTION 3.3 NOTICE FOR MEETING OF MEMBERS. Except as may otherwise be required by law, notice of any annual, regular or special meeting of the Members shall be given by the Company to the Members by (a) hand-delivery, (b) delivery to the Member's address on file with the Company, (c) first-class mail, telecopier, or an internationally recognized overnight delivery service to such address, or (d) other reasonable means of communication, such that, in any event, the Members shall be in receipt of such notice in writing not less than ten (10) days nor more than sixty (60) days prior to the date of such meeting. Each notice shall state the date, time and place of the meeting, and shall contain a description of the purpose(s) for which the meeting is called.

SECTION 3.4 WAIVER OF NOTICE. Whenever any written notice is required to be given under this Article III, a waiver of notice signed, either before or after the action for which notice is required, shall have the effect of written notice. Attendance at any meeting shall also constitute a waiver of notice unless an objection to the lack of notice is made at the beginning of the meeting.

SECTION 3.5 MEMBERSHIP QUORUM AND VOTING. The presence of the Members shall constitute a quorum at all meetings of the Members. The Members shall have one
(1) vote on each matter presented for action at a meeting of the Members. Except as otherwise provided in this Agreement, when a quorum is present, any matter shall be deemed to be approved by the Members if the Members votes in favor thereof.

SECTION 3.6 ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Members may be taken without a meeting if the Members consents in writing to such action, and if such written consent is filed with the records of the Company. Such consent shall be treated for all purposes as a vote at a meeting.

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SECTION 3.7    LIMITED LIABILITY OF MEMBERS. The Members shall not, nor shall any officer, director, employee or agent of the Members be, liable for any debts, liabilities or obligations of the Company, The Members shall be responsible:

     (a) for the making of any contribution to the capital of the Company required to be made by such Member pursuant to the terms of this Agreement; and

     (b) for the amount of any distribution made to such Member that must be returned to the Company pursuant to the Act.

                                   ARTICLE IV
                                 CAPITALIZATION

SECTION 4.1 CAPITAL CONTRIBUTIONS. The initial capital contribution of the Members shall be as set forth opposite the Member's name on SCHEDULE B annexed hereto. Except as otherwise provided herein, the Members shall not be entitled to a return of its capital contributions to the Company.

SECTION 4.2    CAPITAL ACCOUNTS.

     (a) The Company shall establish and maintain a capital account for the Members (a "CAPITAL ACCOUNT) in accordance with the Code and the Regulations.

     (b) The Members shall not be obligated to restore any deficit in its Capital Account upon dissolution or liquidation.

     (c) Upon transfer of any Capital Account, the Capital Account of the transferee shall be adjusted to reflect the amount of the transferor's Capital Account (or the applicable percentage interest thereof in the case of a partial transfer) and the transferor's Capital Account shall be adjusted accordingly.

     (d) If distributions under this Agreement are insufficient to return to the Members the full amount of such Member's capital contributions to the Company, such Member shall have no recourse against the Company for the return of such capital contributions.

SECTION 4.3 RETURN OF CAPITAL AND WAIVER OF PARTITION. The Members have no right to demand or receive from the Company any return of capital contributions made pursuant to this Agreement, except with respect to distributions in accordance with and during the term of this Agreement or upon dissolution of the Company. The Members have no right to demand and receive any distribution from the Company in any form other than cash.

SECTION 4.4 THIRD PARTY LOANS. The Company may, subject to Section 6.2, borrow from third party lenders such amounts as the Board of Managers determines is necessary, either for working capital or capital expenditures, on such terms and conditions as the Board of Managers considers reasonable. The Board of Managers may grant mortgages, security interests or other liens upon

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the assets of the Company as may be required by such third party lender to secure any such borrowing.

SECTION 4.5 MEMBER LOANS. The Company may, subject to Section 6.2, borrow from the Members or Affiliates of the Members such amounts as the Board of Managers determines is necessary, either for working capital or capital expenditures, on such terms and conditions as the Board of Managers considers reasonable. The Board of Managers may grant mortgages, security interests or other liens upon the assets of the Company as may be required by the Members or Affiliate of the Members to secure any such borrowing. The Members shall not be required to make any such loan.

                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

SECTION 5.1    ALLOCATION OF NET PROFITS AND NET LOSSES.

     (a)  ALLOCATIONS OF NET PROFITS AND LOSSES. Except as provided in Section
5.2 and Article XII hereof, all Company Net Profits and Net Losses shall be allocated to the Members in accordance with the provisions of this Section 5.1.

     (b) ALLOCATION OF NET LOSSES. Net Losses of the Company available for allocation shall be allocated to the Members in proportion to their respective ownership of Membership Interests.

     (c) ALLOCATION OF NET PROFITS. Net Profits of the Company available for allocation shall be allocated to the Members.

SECTION 5.2 DISTRIBUTIONS. Available Cash of the Company available for distribution, or a portion thereof, shall be distributed to the Members, and to no other person without the prior written approval of the Members or its designated affiliate, as authorized and directed by the Board of Managers in accordance with the provisions of this Agreement; provided, however, that, subject to any restrictions and limitations in any credit agreement with third party lenders, if any, the Board of Managers shall, annually, authorize and direct the distribution of a portion of the Available Cash of the Company to the Members in an amount necessary for the payment of tax liabilities, both federal and state, if any, arising from the Members holding Membership Interests in the Company.

                                   ARTICLE VI
                                   MANAGEMENT

SECTION 6.1 BOARD OF MANAGERS. The overall management and control of the business and affairs of the Company shall be vested in a Board of Managers (the "BOARD OF MANAGERS"). The initial Board of Managers shall consist of one (1) voting Manager (the "MANAGER"). The Members may increase or decrease the number of Managers from time to time.

SECTION 6.2 POWERS OF BOARD OF MANAGERS. All management and other responsibilities not specifically reserved to the Members in this Agreement shall be vested in the Board of Managers, and the Members shall have no voting rights except as specifically provided in this

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Agreement or as required by the Act. Each Manager shall devote such time to the affairs of the Company as is reasonably necessary for the performance of his/her duties hereunder. The Board of Managers shall have the right and power to manage, operate and control the Company and to do all things necessary or appropriate in furtherance thereof. Notwithstanding any provision of this Agreement to the contrary, the Board of Managers shall not authorize or direct any of the following actions without the prior written approval of the Members:

     (a) authorize or approve the Company's establishment of any subsidiaries, affiliates or other related companies, or any joint venture arrangements;

     (b) authorize or approve any merger, consolidation, reorganization, or sale or transfer of all or substantially all of the assets of the Company;

     (c) authorize or approve any plan of dissolution of the Company, any liquidating distribution of the Company's assets or other action related to the dissolution or liquidation of the Company;

     (d) authorize or approve any voluntary declaration of bankruptcy of the Company or any consent by the Company to any involuntary bankruptcy filed against the Company;

     (e) amend, repeal, revise or adopt changes to the Certificate of Formation or Limited Liability Company Agreement of the Company;

     (f) authorize or approve any third party loans, Member loans, or other borrowings, or grant any liens upon or security interests in any assets of the Company with respect thereto or otherwise;

     (g) authorize or approve the acquisition by the Company of the stock or assets of any other business or entity; or

     (h)  increase or decrease the number of Managers.

SECTION 6.3 ELECTION AND TERM OF MANAGERS. The initial Manager shall be Michel Coutu, and he shall serve until the first Annual Member's Meeting and until his successor is duly elected and qualified. The first Board of Managers shall be elected at the first Annual Member's Meeting. Each Manager elected at the first Annual Member's Meeting shall serve for a term of one (1) year, expiring when his/her successor is duly elected and qualified at the next applicable Annual Member's Meeting. Nothing herein shall be construed to prevent any of the following: (i) the election of a Manager to succeed himself/herself;
(ii) the election of a Manager for the remainder of an unexpired term of another Manager; or (iii) an increase or decrease in the number of Managers.

SECTION 6.4 ANNUAL, REGULAR AND SPECIAL MEETINGS OF MANAGERS. The annual meeting of the Board of Managers shall be held immediately following the Annual Member's Meeting (the "ANNUAL MANAGER'S MEETING"). If the Annual Manager's Meeting is for any reason not held on the date determined in accordance with this Section, a special meeting in lieu of the Annual Manager's Meeting may be held with the full force and effect of such Annual Manager's Meeting. Regular meetings of the Board of Managers shall be held on such date and at such

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place and time as designated by the Board of Managers. Special meetings of the
Board of Managers may be called by the Members at any time.

SECTION 6.5 NOTICE FOR MEETING OF MANAGERS. Except as may otherwise be required by law, notice of any annual, regular or special meeting of the Board of Managers shall be given to a Manager by (a) hand-delivery, (b) delivery to the Manager's address on file with the Company, (c) first-class mail or telecopier to such address, or (d) other reasonable means of communication. Each notice shall state the date, time and place of the meeting.

SECTION 6.6 WAIVER OF NOTICE. Whenever any written notice is required to be given under this Article VI, a waiver of notice signed, either before or after the action for which notice is required, shall have the effect of written notice. Attendance at any meeting shall also constitute a waiver of notice unless an objection to the lack of notice is made at the beginning of the meeting.

SECTION 6.7 BOARD OF MANAGERS QUORUM AND VOTING. The presence in person of at least fifty percent (50%) of the Managers shall constitute a quorum at all meetings of the Board of Managers. If less than a quorum is present, any meeting of the Board of Managers may be adjourned to a subsequent date or until a quorum exists, without further notice, and at such adjourned meeting any business may be transacted which might have been transacted at the original meeting. Each Manager shall have one (1) vote on each matter presented for action at a meeting of the Board of Managers. Except as otherwise provided in this Agreement, when a quorum is present, any matter shall be deemed to be approved by the Board of Managers if more than fifty percent (50%) of the Managers present at the applicable meeting thereof vote in favor of such matter.

SECTION 6.8 ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Managers may be taken without a meeting if all those entitled to vote thereon consent in writing to such action, and if such written consents are filed with the records of the Company. Such consents shall be treated for all purposes as a vote at a meeting.

SECTION 6.9 RESIGNATION OF MANAGERS. A Manager may resign at any time by giving written notice of such resignation to the Members and the Board of Managers. Such resignation shall be effective at the time specified in such notice, or, if no time is specified, upon receipt of such notice by the Members or earlier at the discretion of the Members. If the resignation is effective at a future time, a successor may be elected before such time to take office when the resignation becomes effective. Resignation as a Manager of the Company shall also constitute resignation as an officer and employee of the Company.

SECTION 6.10 VACANCIES. Any vacancy among the Managers shall be filled by the Members. Any Manager appointed to fill a vacancy shall: (a) meet the then current conditions of eligibility to serve as Manager set forth in this Agreement; and (b) serve until the expiration of the term of the vacancy he/she was elected to fill. The Board shall have and may exercise all of its powers notwithstanding the existence of one or more vacancies among the Managers.

SECTION 6.11 REMOVAL. Any Manager may be removed for any reason at any time by the Members after written notice of such removal is given to the applicable Manager. In any such event, the Members shall give written notice to the Board of Managers of the name of the

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Manager so removed and the effective date of such removal. Removal as a Manager of the Company shall also constitute removal as an officer and employee of the Company. Election of a Manager shall not of itself create any contract rights.

SECTION 6.12 COMPENSATION. Each Manager may be paid compensation for the performance of his/her duties as a Manager of the Company as determined by the Members.

SECTION 6.13 OFFICERS. The Company shall have such officers as may be appointed, from time to time, by the Board of Managers; provided, however, that the Board of Managers shall appoint a President, a Secretary, and a Treasurer of the Company to have such duties as the Board of Managers shall determine.

                                   ARTICLE VII
                             LIMITATION ON LIABILITY

     No current or former Manager of the Company shall be personally liable to the Company or the Members for monetary damages for breach of fiduciary duty as a Manager of the Company notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate liability of a Manager: (i) for any breach of the Manager's duty of loyalty to the Company or the Members; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the Manager derived an improper personal benefit. No amendment or repeal of this paragraph shall adversely affect any of the rights or protection afforded to a Manager of the Company for or with respect to any acts or omissions of such Manager occurring prior to such amendment or repeal.

                                  ARTICLE VIII
                             ADMINISTRATIVE MATTERS

SECTION 8.1 BOOKS OF ACCOUNT. At all times the Company shall maintain or cause to be maintained true and proper books, records, reports and accounts in accordance with generally accepted accounting principles, consistently applied, in which shall be entered fully and accurately all transactions of the Company. The Company shall keep vouchers, statements, receipted bills and invoices and all other records in connection with the Company's business.

SECTION 8.2 REPORTS. The Company shall provide the Members with such reports as may be reasonably requested and required to keep such Member advised of the Company's current and projected operations and financial condition.

SECTION 8.3 TAX MATTERS HANDLED BY THE MEMBERS. The Members shall have exclusive authority to negotiate with, to conclude agreements with, or to refuse to agree with federal, state, local and foreign taxing authorities as to the taxable income of the Company for any taxable period. The Members may also make such elections, including, without limitation, an election under Section 754 of the Code, as the Members may determine.

SECTION 8.4 FISCAL YEAR. The fiscal year of the Company shall end on the last Saturday of May in each year.

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                                   ARTICLE IX
                   TRANSFER OF MEMBERSHIP INTEREST BY MEMBERS

SECTION 9.1 TRANSFER OF MEMBERSHIP INTEREST. The Members may Transfer any part or all of its rights and interest (including, but not limited to, its Capital Account) in the Company (each a "MEMBERSHIP INTEREST") now owned or hereafter acquired to any Person, and the transferee of such Membership Interest shall become a Member of the Company; provided, however, that any Person that is a transferee of a Membership Interest as a result of an assignment thereof shall only become a Member of the Company upon the written approval of the Members.

                                    ARTICLE X
                                 INDEMNIFICATION

SECTION 10.1 INDEMNIFICATION BY COMPANY. The Company shall indemnify, defend and hold the Members, and each Manager, officer, employee and agent of the Company harmless to the fullest extent permitted by law.

SECTION 10.2 RIGHT NOT EXCLUSIVE. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article X shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Certificate of Formation, provision of this Agreement, vote of the Members or otherwise.

SECTION 10.3 INSURANCE. The Company may maintain insurance, at its expense, to protect itself, the Members, or any Manager, officer, employee or agent of the Company against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss by law.

SECTION 10.4 AMENDMENT. Any amendment, repeal or modification of any provision of this Article X shall not adversely affect any right or protection of the Members, or any Manager, employee or agent of the Company existing at the time of such amendment, repeal or modification.

                                   ARTICLE XI
                                   DISSOLUTION

SECTION 11.1 EVENTS OF DISSOLUTION. Notwithstanding any provision of the Act to the contrary, the Company shall only be dissolved within sixty (60) days after the occurrence of any of the following events (each an "Event of Dissolution"), unless within said sixty (60) day period the Members agrees in writing to continue the Company:

     (a)  the written agreement to dissolve the Company of the Members;

     (b)  when the Company is declared bankrupt;

     (c) the sale or other disposition of all or substantially all the assets of the Company; or

     (d)  the entry of a decree of judicial dissolution of the Company.

SECTION 11.2 WINDING UP. Upon the happening of an Event of Dissolution, the Company shall not conduct business or engage in any activity not necessary or appropriate to winding-up its business and liquidating, and shall proceed promptly to wind up its affairs in an orderly manner, to liquidate its assets, to satisfy the claims of its creditors, and to distribute its remaining assets to the Members. The Members shall be responsible for supervising the winding-up and liquidation of the Company and shall dispose of the assets of the Company as promptly as is consistent with obtaining fair value therefore. The proceeds of the disposition of the assets of the Company shall be applied in the following order of priority:

     (a) First, to the payment, in order of priority, of all Company debts to creditors other than the Members;

     (b) Next, to the payment, in the order of priority, and, thereafter, pro rata, of the debts of the Company owed to the Members;

     (c) Next, to the Members in accordance with the balance in its Capital Account; and

     (d)  Any balance to the Members.

SECTION 11.3 NOTICE OF DISSOLUTION. Within thirty (30) days of the happening of an Event of Dissolution, the Company shall give written notice thereof to the Members, to all creditors of the Company, to the banks and other financial institutions with which the Company does business, and to all other parties with whom the Company conducts business, and shall publish notice of dissolution in accordance with the provisions of the Act.

                                   ARTICLE XII
                                 SALE OF ASSETS

     Upon the sale or other disposition of all or substantially all of the Company's assets the Net Profits arising thereof shall be distributed in accordance with the terms of Section 5.1 of this Agreement, and the proceeds thereof shall be distributed in accordance with the terms of Section 11.2 of this Agreement.

                                  ARTICLE XIII
                                  MISCELLANEOUS

SECTION 13.1 AMENDMENT. This Agreement may be amended by the Members by written action.

SECTION 13.2 WAIVER. Any waiver of any of the terms hereof shall be in writing, shall be effective only for the instance for which it is given and shall not constitute a waiver of a subsequent occurrence or of any other provision hereof.

SECTION 13.3 NOTICES. Except as otherwise set forth herein, all notices, requests, demands and other communications made with respect to this Agreement or any other agreements executed in connection herewith shall be in writing, and personally delivered, sent by registered or certified mail (postage prepaid), by telecopier or by prepaid internationally recognized overnight delivery service, and shall be deemed to be effective on the day that such writing is delivered or, if given by registered or certified mail, ten (10) days after being deposited in the mails, postage prepaid, in accordance with this Section 13.3. All such notices shall be addressed as follows:

if to the Company:

               JCG Holdings (USA), LLC
               Attn: Michel Coutu
               50 Service Avenue
               Warwick, RI 02886
               Facsimile: (401)825-3997

if to the Members, at the address of such member set forth in SCHEDULE A hereto or to such other address as may be specified in a notice given to the other parties hereto in accordance with this Section 13.3.

SECTION 13.4 BINDING AGREEMENT. This Agreement shall be binding upon the executors, administrators, estates, heirs and legal successors of the parties hereto.

SECTION 13.5 GOVERNING LAW. This Agreement and all questions arising hereunder shall be resolved in accordance with the laws of The State of Delaware, except for any choice of law provisions of Delaware law that would result in the application of the substantive laws of another jurisdiction.

SECTION 13.6 SEVERABILITY. If one or more provisions of this Agreement is held or found to be invalid, illegal or unenforceable in any respect, the provision(s) shall be given effect to the extent permitted by law, and the invalidity, illegality or unenforceability thereof shall not affect the validity or enforceability of the remaining provisions of this Agreement.

SECTION 13.7 COUNTERPARTS. This Agreement may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on all the parties hereto, notwithstanding that all the parties hereto are not signatory to the original or the same counterpart.

SECTION 13.8 ENTIRE AGREEMENT. This Agreement is intended by the Members to constitute the "limited liability company agreement" of the Company within the meaning of the Act. This Agreement contains the entire understanding of the Members with respect to the subject matter hereof.

SECTION 13.9 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

WITNESS                                 THE JEAN COUTU GROUP (PJC) USA, INC.


By: /s/ DEBRA LEVIN                     By: /s/ MICHEL COUTU
   ----------------------------------      ----------------------------------
Name:                                   Name: Michel Coutu
                                        Its:  President

                                   SCHEDULE A

MEMBER                                      ADDRESS
------                                      -------
The Jean Coutu Group (PJC) USA, Inc.    50 Service Avenue
                                        Warwick, RI 02886

                                   SCHEDULE B

MEMBER                                  INITIAL CAPITAL CONTRIBUTION
------                                  ----------------------------
The Jean Coutu Group (PJC)                  $  1.00
USA, Inc.